Exhibit 10.6

SETTLEMENT AGREEMENT & RELEASE

This Settlement Agreement (“Agreement”) is made effective as of April 29, 2014 by and between John Moynahan, and RestorGenex Corporation (formerly Stratus Media Group, Inc.), ProElite, Inc. and Pro Sports & Entertainment, Inc. (collectively referred herein as “Company”).  John Moynahan and Company may be referred to herein individually as a “party” and collectively as “the parties.”

RECITALS

A.                                    John Moynahan has worked for the Company either as an employee or consultant since 2006. The Parties dispute, among other things, the amount of compensation and other monies owed to John Moynahan from the inception of his work through December 31, 2013. Said dispute includes, but is not limited to, stock grants or options, fringe benefits, bonuses, raises, vacation pay, expense reimbursement, salary and consulting fees. This agreement does not relate to any unpaid salary for work performed in 2014 or for approximately $12,000 in payroll taxes overwithheld in 2013 that are payable to John Moynahan in 2014 (“Overwitholdings”).

B.                                    John Moynahan and Company are desirous of adjusting and finally settling any and all existing or potential claims related to all monies and other compensation allegedly owed to John Moynahan (other than salary owed for 2014), contentions and disputes between each other related to said sums, such that a full, final and complete resolution of any claims between the parties may be effected.

C.                                    Company desires to be released from any present and potential liability or obligation and desires to compromise all disputes and claims arising between them based on or arising out of the monies and other compensation allegedly owed John Moynahan from the inception of his work for the Company through December 31, 2013, in consideration of the benefit to be received from avoidance of any further expenses and potential costs of litigation or arbitration and agree to enter into this Agreement.

D.                                    Although Company disputes any claims John Moynahan may allege for relief, damage, fees, costs, or expenses in connection with monies allegedly owed, the parties desire to avoid the risks and expenses attendant to litigation and to reach a compromise and settlement of all matters, claims, and causes of action on the terms described herein.  As set forth below, John Moynahan wish to forever release, waive, and discharge all claims whatsoever against Company resulting from, or in connection with monies and other compensation allegedly owed him through December 31, 2013, in exchange for the consideration set forth below as currently constituted as of the date of execution of this Agreement, and with no modifications now or in the future.

TERMS OF AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing Recitals, and of other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

SETTLEMENT AGREEMENT

1.                                      Payment.                                           (1) Company will deliver to John Moynahan a total of 59,250 shares of the Company’s restricted common stock (56,250 shares as settlement herein and 3,000 shares owed to John Moynahan under the terms of his employment agreement); and,

(2) $37,500 in cash within 20 days of the Company’s closing of at least $7,500,000 in equity financing.

2.                                      Release.  Except as to the rights and obligations created above in the Payment section, John Moynahan releases, acquits and forever discharges Company and its affiliated and subsidiary corporations, their predecessors, successors and assigns, and their officers, directors, agents, attorneys, employees, insurers and heirs from all claims, losses, causes of action, costs, expenses, attorneys’ fees, liability (whether statutory, equitable or legal), indemnities, subrogations, duties and any and all obligations of every nature, character and description whatsoever, at law or in equity, known or unknown, whether they ever had, now have, or may in the future have or acquire, arising out of, concerning, pertaining to, or connected with, any and every matter or things whatsoever, which occurred, were done, omitted or suffered to be done prior to the date hereof as they relate to any alleged monies or other compensation owed to John Moynahan from the inception of his work on behalf of the company through December 31, 2013, including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, infliction of emotional harm, wrongful discharge, violation of public policy, defamation and impairment of economic opportunity; violation of the California Fair Employment and Housing Act, the California Labor Code, the California Constitution; and any claims for violation of the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the Older Workers’ Benefit Protection Act of 1990, the Americans With Disabilities Act of 1990, the Equal Pay Act of 1963, and any other Federal or State Law.

John Moynahan agrees to refrain and forebear from commencing, instituting, amending or prosecuting any lawsuit, action or other proceeding, judicial or administrative, of any kind whatsoever, except as expressly provided herein, against the other party, based upon suits, claims, disputes, demands, debts, judgments, liens, liabilities, obligations, losses, costs, expenses, attorneys’ fees, actions, or causes of action released by the terms of this Agreement, as they relate to the issues being released herein.

3.                                      Waiver of Civil Code § 1542.  Each and every party to this Agreement voluntarily and unconditionally waives each and every right which they, or any of them, may have under § 1542 of the Civil Code of the State of California, and any similar law of any state or territory of the United States.  Section 1542 provides:

C.C. § 1542.  CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE.  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

4.                                      Further Documents/Acts.  Each and every party to this Agreement agrees to execute any further documents and accomplish such acts as may be necessary in order to give effect to any of the intentions expressed in this Agreement.

5.                                      Reliance on Advice of Counsel.  Each party to this Agreement further acknowledges by executing this Agreement that he, she or it has been advised to speak independently with counsel prior to executing this Agreement, and has had an adequate opportunity to consult with legal counsel prior to executing this Agreement, and that they have executed this Agreement with full knowledge of its meaning and effect.

6.                                      No Duress.  Each party hereto acknowledges that such party understands this Agreement and has entered into it of such party’s own free will and not under duress of any kind.

7.                                      Authorized Signatory.  Each of the undersigned represents and warrants, by executing this Agreement, that he is authorized to enter into this Agreement and agrees to be bound by all the terms and conditions of this Agreement.

8.                                      Modified Only by a Writing.  This Agreement may only be modified or changed by a writing signed by each and every party hereto.

9.                                      Construed Under California Law.  This Agreement shall be construed and interpreted according to the laws of the State of California

10.                               Venue.  The parties to this Agreement hereby agree that the proper venue for any lawsuit or other proceeding arising out of the terms of this Agreement or any party’s rights under this Agreement shall be Los Angeles County, California.

11.                               Effect of Separate Provisions. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall remain in full force and effect, and shall, in no way, be affected, impaired or invalidated.

12.                               Multiple Copies.  This Agreement may be executed in multiple copies, each of which shall be deemed to be an original.

13.                               Enforceability.  Pursuant to California Evidence Code section 1123, the Parties intend and agree that this Agreement shall be binding and enforceable at law and shall be admissible and subject to disclosure for such purposes.

14.                               Complete and Final Agreement. This Agreement contains the complete and final agreement between John Moynahan and Company regarding the issues set forth herein, and shall be binding upon and shall inure to the benefit of each party’s heirs, successors, legal representatives, parent, subsidiary and affiliated corporations, and their predecessors, successors and assigns.  The terms, conditions and agreements contained in this Agreement constitute the entire agreement between the parties hereto, and except as expressly stated herein, there are no other agreements, whether oral or written, between John Moynahan and Company.  No oral representations or agreements shall be considered as part of this Agreement, and this Agreement supersedes all prior and contemporaneous oral and written agreements and discussions.  This Agreement may be signed in counterparts with each counterpart being an original.  A facsimile signature shall be deemed an original signature.

ALL PARTIES HAVE READ THIS AGREEMENT COMPLETELY AND HAVE HAD THEIR ATTORNEYS EXPLAIN IT TO THEM.  JOHN MOYNAHAN FULLY UNDERSTAND THE CONSEQUENCES AND EFFECT OF THIS AGREEMENT AND THE SIGNIFICANCE ON THE RELEASE OF CLAIMS HEREIN.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the year and date shown opposite his/her/its name.

DATED: April 29, 2014	John Moynahan

/s/ John Moynahan

DATED: April 29, 2014	RESTORGENEX CORPORATION

	By:	/s/ Tim Boris

	By:	Tim Boris	Print name